Exhibit 10.28



Document No. 8                                                   EXECUTIVE COPY
Forms of Floating Rate Note,                                          Exhibit 2
Guarantee and Trustee's Authentication Certificate           to Trust Indenture

                                   $81,000,000


                       UNITED STATES GOVERNMENT GUARANTEED

                   EXPORT SHIP FINANCING NOTE, GALILEO SERIES

                               Floating Rate Note

                                    Issued by

                               CHILES GALILEO LLC

        Principal and interest guaranteed under Title XI of the Merchant
                         Marine Act, 1936, as amended.

         CHILES GALILEO LLC, a Delaware limited liability company (herein called the "Shipowner"), FOR VALUE RECEIVED, promises to pay to Citibank International plc, as Facility Agent for the Lenders under the Credit Agreement referred to below (the "Facility Agent") at the corporate offices of U.S. Bank National Association, a national banking association, in its capacity as Indenture Trustee (the "Indenture Trustee"), at 180 East Fifth Street, St. Paul, MN 55101, or at such other address of the Indenture Trustee or any Paying Agent as the Indenture Trustee may direct from time to time in writing, the principal sum of Eighty-One Million Dollars ($81,000,000) on the fourth Payment Date, and to pay interest, semiannually on March 1 and September 1 of each year, commencing on March 1, 2002 until the earlier of (i) the 1st or 15th day of a month, whichever occurs first, following the Delivery Date or (ii) August 15, 2003 (said earlier date herein the "Commencement Date"), on the Commencement Date and on each Payment Date thereafter (the "Interest Payment Date"), on the unpaid principal amount of this Note at the Applicable Interest Rate as defined below, until payment of said principal sum has been made, and at the same rate per annum on any overdue principal.

         The principal of and the interest on this Note are payable in immediately available funds to the registered Holder hereof at the address specified above in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein provided the Shipowner and the registered owner may enter into other arrangements as to payment in accordance with the Special Provisions of the Indenture.

         Any repayment of principal hereon and the interest rate and Interest Period applicable thereto shall be recorded on the books and records of the Indenture Trustee, and the Indenture Trustee shall send in writing such information on each payment to the Holder, who shall endorse such information on Exhibit A to this Note prior to any transfer hereof. The Shipowner agrees that, in any demand for payment pursuant to the provisions of the Indenture, the entries endorsed on Exhibit A to this Note and recorded on the books and records of the Indenture Trustee shall be prima facie evidence of the unpaid principal balance of this Note,

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

so long as those entries are each supported by a Certificate Authorizing Advance and signed by the Shipowner and the Secretary.

         "Applicable Interest Rate" has the following meaning:

         (a) with respect to any portion of this Note that is funded by GOVCO Incorporated (the "Primary Lender") through its issuance of commercial paper notes and so long as the Primary Lender is the holder of the indebtedness related to such funded portion, the sum of (i) the Primary Lender's weighted average cost (defined below) related to the issuance of commercial paper notes and other short-term borrowings or the sale of participation interests (collectively, "Commercial Paper"), which in each case have been allocated by the Primary Lender to this Note, which rate includes related issuance costs incurred by the Primary Lender plus (ii) 0.30% per annum, as calculated by the Indenture Trustee for each Interest Period (as defined below) based on the weighted average cost of Commercial Paper specified in a written notice sent by the Facility Agent to the Indenture Trustee, the Shipowner and the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary") at least five (5) Business Days (as defined below) prior to each Interest Payment Date on which the interest so calculated is payable. The Applicable Interest Rate shall, based on such notice, be specified in a written notice sent by the Indenture Trustee to the Shipowner, the Facility Agent and the Secretary at least four (4) Business Days prior to each Interest Payment Date on which the interest so calculated is payable. For purposes of the foregoing, the Primary Lender's "weighted average cost" of Commercial Paper shall consist of (i) the actual interest or discount paid to purchasers of Commercial Paper, (ii) the costs associated with the issuance of the Commercial Paper and (iii) other borrowings the Primary Lender may incur, including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; and

         (b) with respect to any portion of the Note that is funded by Citibank, N.A. (the "Alternate Lender") or to the extent that a portion of the Note held by the Primary Lender is assigned to the Alternate Lender or to any other assignee, then, from and after the applicable the Business Day on which the Primary Lender or Alternative Lender, as applicable, shall have initially funded the outstanding principal amount thereof or the effective date of such assignment, as the case may be, a rate per annum equal to LIBOR (as defined below) plus 0.30%; provided, however, that, if the Indenture Trustee shall have received notice from the Alternate Lender or assignee that such Alternate Lender or assignee shall have determined, prior to the commencement of any Interest Period that: (A) dollar deposits of sufficient amount and maturity for a funding under the Credit Agreement dated October 31, 2001 among the Shipowner, the Primary Lender, the Alternate Lender, the Facility Agent and Citibank North America, Inc., as Primary Lender Agent of any portion of this Note (an "Advance") are not available to such Lender in the London Interbank Market in the ordinary course of business; or (B) by reason of circumstances affecting the relevant market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Note; or (C) the relevant rate of interest referred to in the definition of LIBOR which is to be used to determine the rate of interest for this Note does not cover the funding cost to such Lender of funding or maintaining this Note; or (D) such Lender is unable to establish LIBOR for the relevant Interest Period; then, in any such event, the Indenture Trustee shall give notice to the Shipowner and the Secretary of such condition and interest shall, effective as of the date of such notice and so long as such condition


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shall exist, accrue during each applicable Interest Period at the
Federal Funds Rate (as defined below) plus 0.30%; provided, further, however that if, in the applicable Lender's reasonable judgment, it becomes unlawful at any time for such Lender to make or maintain fundings under the Note based upon LIBOR, the Facility Agent on behalf of the Lender shall so notify the Indenture Trustee and the Secretary, who shall give notice to the Shipowner of such determination and, effective, as of the date of such notice and so long as such condition shall exist, interest shall thereafter accrue during each applicable Interest Period at the Federal Funds Rate plus 0.30%.

         "Business Day" means any day on which dealings in Dollar deposits are carried on in the London interbank market and on which commercial banks in London and New York City are open for domestic and foreign exchange business.

         "Interest Period" means, with respect to any Advance or portion thereof, (i) the period commencing on the Advance Date relating thereto and extending up to, but not including, the next Interest Payment Date; and (ii) thereafter, the period commencing on each Interest Payment Date and extending up to, but not including, the next Interest Payment Date; provided, that, in the event the Primary Lender assigns its interest to the Alternate Lender in an Advance or any portion thereof on a date other than an Interest Payment Date, then, upon written notice from the Facility Agent to the Indenture Trustee of such event, (i) such Interest Period shall end on the date on which the Primary Lender shall so assign such Advance or such portion thereof and (ii) a new Interest Period with respect to such Advance or such shall commence on such date and shall end on the next Interest Payment Date.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day for such transactions received by Citibank, N.A. from three Federal funds brokers of recognized standing selected by it as specified by written notice from the Facility Agent to the Shipowner, the Indenture Trustee and the Secretary delivered on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the preceding calendar week.

         "LIBOR" means, in relation to any Interest Period, an interest rate per annum equal to (i) the rate of interest per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) quoted by the principal London office of Citibank, N. A., at approximately 11:00 a.m. (London time) on the Quotation Date for the offering to leading banks in the London Interbank Market of U.S. Dollar deposits for a period and in an amount comparable to such Interest Period and the principal amount upon which interest is to be paid during such Interest Period; divided by (ii) one hundred percent (100%) minus the Eurodollar Reserve Percentage, as specified by the Facility Agent in a written notice to the Shipowner, the Indenture Trustee and the Secretary given not later than one Business Day prior to such Interest Period (or, if such Interest Period commences as a result of an assignment from the Primary Lender to the Alternate Lender, given not later than the second Business Day of such Interest Period).


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         This Note is designated as the "United States Government Guaranteed
Ship Export Financing Note, Galileo Series", issued under a Trust Indenture dated as of this date (said Trust Indenture, as the same may be amended, modified or supplemented from time to time as permitted thereunder, herein called the "Indenture"), among the Shipowner and U.S. Bank National Association, as Indenture Trustee (said Indenture Trustee, and its successor as defined in the Indenture, herein called the "Indenture Trustee") to aid in financing the cost of the Vessel (as defined in the Indenture). Reference is hereby made to the Indenture for a definition of all capitalized terms used herein and not otherwise defined herein and a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Shipowner and the Indenture Trustee and the rights and limitations of rights of the Holder of this Note.

         In accordance with the terms of an Authorization Agreement dated as of this date (herein as in effect, the "Authorization Agreement"), between the Secretary and the Indenture Trustee and by endorsement of the guarantee of the United States of America (herein called the "Guarantee") on this Note and the authentication and delivery of the Guarantee by the Indenture Trustee, all pursuant to Title XI of the Merchant Marine Act, 1936, as amended and in effect on this date (herein called the "Act"), this Note is guaranteed by the United States of America as provided in the Authorization Agreement and in the Guarantee endorsed hereon. Reference is hereby made to the Authorization Agreement for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Secretary and the Indenture Trustee and the rights and limitations of rights of the Holder of this Note.

         Section 1103(d) of Title XI of the Act provides that:

         "The full faith and credit of the United States is pledged to the payment of all guarantees made under this title with respect to both principal and interest, including interest, as may be provided for in the guarantee, accruing between the date of default under a guaranteed obligation and the payment in full of the guarantee."


         If an Indenture Default (defined in Section 6.01 of Exhibit 1 to the Indenture as a Payment Default or the giving of a Secretary's Notice) shall have occurred and be continuing, the Indenture Trustee, as provided in the Indenture, shall promptly, but not later than sixty (60) days from the date of such Indenture Default, demand payment by the Secretary of the Guarantee, whereupon the entire unpaid principal amount of this Note then Outstanding and all unpaid interest thereon shall become due and payable in United States currency on the first to occur of the date which is thirty (30) days from the date of such demand or the date on which the Secretary pays the Guarantee. If no demand for payment of the Guarantee shall have been made by the Indenture Trustee on or before the thirtieth (30th) day following an Indenture Default, the Holder of this Note may, in the manner provided in the Indenture, make such demand in place of the Indenture Trustee. In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary, as provided in the Authorization Agreement, will publish notice in the Authorized Newspapers, which shall include "The Wall Street Journal" (all editions) and "The Journal of Commerce", of the occurrence of such Indenture Default within thirty (30) days from the date of such Indenture Default unless demand for payment under the


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

Guarantee shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee or any Holder of this Note in respect of such Indenture Default.

         Within thirty (30) days from the date of any demand for payment of the Guarantee, the Secretary shall pay to the Indenture Trustee, as agent and attorney-in-fact for the Holder of this Note, all of the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, this Note in full, in United States currency in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make any such payment if within such thirty (30) day period (and prior to any payment of the Guarantee by the Secretary) the Secretary finds either that there was no Payment Default or that such Payment Default was remedied prior to the demand for payment of the Guarantee, in which event the Guarantee shall continue in full force and effect.

         The Holder of this Note by the purchase and acceptance hereof, hereby irrevocably appoints the Indenture Trustee as agent and attorney-in-fact for the purpose of making any demand for payment of the Guarantee and (in the case of the Indenture Trustee) of receiving and distributing such payment; provided that no action or failure to act by the Indenture Trustee shall affect the right of the Holder of this Note to take any action whatsoever permitted by law and not in violation of the terms of this Note or of the Indenture.

         In the event of (a) a default, continuing for twenty-five (25) days, in the payment of the principal of or interest on this Note when due or (b) any default under the Security Agreement, the Mortgage or any related agreement between the Secretary and the Shipowner, the Secretary shall have the right to and may, in its discretion by written notice given to the Indenture Trustee on or after said twenty-five (25) day period or after such default but prior to receipt by the Secretary of a demand in accordance with the Indenture for payment under the Guarantee, assume all of the rights and obligations of the Shipowner under the Indenture and the Note and, if such default relates to the payment of the principal of and interest on the Note, make all payments then in default under the Note.

         Any amount payable by the Secretary under the Guarantee shall not be subject to any claim or defense of the United States of America, the Secretary, or others, whether by way of counter-claim, set-off, reduction or otherwise. Further, the Holder of this Note shall have no right, title or interest in any collateral or security given by the Shipowner or any other person to the Secretary.

         After payment of the Guarantee by the Secretary to the Indenture Trustee, this Note (1) if it has not then been surrendered for cancellation or cancelled, shall represent only the right to receive payment in cash of an amount (less the amount, if any, required to be withheld in respect of transfer or other taxes on payments to the Holder of this Note) equal to the unpaid principal amount hereof and the unpaid interest accrued hereon to the date on which the Secretary shall have paid the Guarantee in full in cash to the Indenture Trustee, (2) shall otherwise no longer constitute or represent an obligation of the Shipowner, and (3) shall not be entitled to any other rights or benefits provided in the Indenture, subject to Section 6.08 of the Indenture.


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

         This Note may be prepaid or redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Shipowner, at any time or from time to time upon at least five (5) Business Days' and not more than sixty (60) days' prior notice given as provided in the Indenture.

         This Note is also subject to repayment, upon the terms and conditions provided in the Indenture and upon like notice, through the operation of a mandatory repayment schedule providing for the repayment on each Payment Date at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to such date, of a principal amount equal to the applicable semiannual installments indicated below and on the earlier of (i) the date on which the Shipowner has issued Bonds under the Indenture to refinance this Note and (ii) the fourth Payment Date, the entire unpaid principal amount of this Note shall be paid in full, together with all interest accrued thereon to such date, provided, however, that notwithstanding the foregoing provisions of this paragraph, that in case the principal amount of this Note shall be reduced by reason of any prepayment or redemption described in the second next succeeding paragraph, the principal amount of this Note to be repaid through the operation of the mandatory repayment schedule on each subsequent redemption date shall be subject to reduction as provided in the Indenture.

         As used in the foregoing paragraph, the applicable semi-annual principal installment due on any Payment Date listed below shall be the installment set forth opposite such Payment Date.

         Payment Date                         Installment Amount Due


         First Payment Date                   $  2,250,000
                                                 -------------------------

         Second Payment Date                  $  2,250,000
                                                 -------------------------

         Third Payment Date                   $  2,250,000
                                                 -------------------------

         Fourth Payment Date                  The remaining balance


         This Note is also subject to redemption, upon the terms and conditions provided in the Indenture, in whole or in part, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of redemption, upon at least thirty (30) and not more than sixty (60) days' prior notice: (a) in the event that Note must be redeemed so that the principal amount of all Obligations Outstanding after such redemption will not exceed eighty-seven and one-half percent (87.5%) of the depreciated actual cost or actual cost, as the case may be, of the Vessel financed by this Note, as determined by the Secretary, (b) in the event of an actual, constructive, agreed or compromised total loss of, or requisition of title to, or seizure or forfeiture of, such Vessel, (c) in the event that, after an assumption by the Secretary of this Note, a purchaser of such Vessel from the Secretary does not assume all the rights and obligations of the Shipowner under the Indenture relating to such Vessel or (d) in the event of a termination of a contract relating to the construction of the Vessel.


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

         This Note is also subject to mandatory redemption in full, upon the terms and conditions provided in the Indenture, at one hundred percent (100%) of the principal amount thereof plus interest accrued thereon to the date of redemption, fifteen (15) Business Days after (i) the Long Term Benchmark Rate equals or exceeds eight and three tenths percent (8.30%) per annum; or (ii), if during the Construction Period the Short Term Construction Period Benchmark Rate equals or exceeds thirteen percent (13.00%) per annum; (iii) if, after the Construction Period, the Short Term Post-Construction Period Benchmark Rate equals or exceeds ten and twenty-five one hundredths percent (10.25%) per annum (each a "Trigger Event").

         This Note may also be redeemed upon the terms and conditions provided in the Indenture, in whole or in part, at the option of the Secretary, on any Interest Payment Date following an assumption of this Note and the Indenture by the Secretary and prior to any sale of the Vessel financed by this Note to a purchaser which assumes the Shipowner's rights and obligations under this Note and the Indenture, upon at least thirty (30) and not more than sixty (60) days' prior notice given as provided in the Indenture, at a Redemption Price equal to one hundred percent (100%) of the principal amount to be redeemed plus interest accrued to the date fixed for redemption.

         Any optional prepayment or redemption shall be subject to the receipt of the prepayment or redemption monies by the Indenture Trustee or any Paying Agent in accordance with the terms of the Indenture. Any amount of this Note called for prepayment or redemption shall (unless the Shipowner shall default in the payment of such amount at the applicable prepayment or redemption price plus accrued interest) cease to bear interest on and after the date fixed for prepayment or redemption.

         As provided in the Indenture and to the extent permitted thereby, compliance by the Shipowner with any of the terms of the Indenture may be waived, and the Indenture and the rights and obligations of the Shipowner and the rights of the Holder of this Note thereunder may be modified, at any time with the prior consent of the Secretary and, except as otherwise expressly provided in the Indenture, the consent of the Holder of at least sixty percent (60%) in principal amount of this Note in the manner and subject to the limitations set forth in the Indenture; provided that no such waiver or modification shall, without the consent of the Holder of this Note: (a) change the Stated Maturity or reduce the principal amount of this Note, (b) extend the time of payment of, or reduce the rate of, interest thereon, (c) change the due date of or reduce the amount of any scheduled payment, (d) reduce any premium payable upon the redemption thereof, (e) change the coin or currency in which any Obligation or the interest thereon is payable, (f) terminate or modify any of the Guarantee or the obligations of the United States of America thereunder,
(g) reduce the amount of any of the Guarantee, (h) eliminate, modify or condition the duties of the Indenture Trustee to demand payment of the Guarantee, (i) eliminate or reduce the eligibility requirements of the Indenture Trustee, or (j) reduce the percentage of principal amount of Obligations the consent of whose Holder is required for any such modification or waiver.

         The Indenture provides that this Note shall no longer be entitled to any benefit provided therein if the Note shall have become due and payable at Maturity (whether by repayment, prepayment, redemption or otherwise) and funds sufficient for the payment thereof (including interest to the date fixed for such payment, together with any premium thereon) and


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available for such payment (1) shall be held by the Indenture Trustee or any
Paying Agent with irrevocable instructions to pay such amount in redemption of this Note, or (2) shall have been so held and shall thereafter have been paid to the Shipowner after having been unclaimed for six (6) years after the date of maturity thereof (whether by redemption or otherwise) or the date of payment of the Guarantee, except for the right, if any, of the Holder to receive payment from the Shipowner of any amounts paid to the Shipowner as provided in (2) above with respect to this Note, all subject, however, to the provisions of Section
6.08 of Exhibit 1 to the Indenture.

         This Note is transferable upon obtaining the prior written consent of the Secretary, and to the extent permitted under Section 11.03 of the Credit Agreement, by the registered Holder or by his duly authorized attorney, at the Corporate Trust Office of the Indenture Trustee, upon surrender or cancellation of this Note, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon a new, fully registered Note or Notes of like series and maturity for the same aggregate principal amount will be issued to the transferee in exchange therefor, each in the principal amount of One Thousand Dollars ($1,000) or any integral multiple thereof subject to the provisions of the Indenture. The Indenture provides that the Shipowner shall not be required to make transfers or exchanges of this Note
(1) for a period of fifteen (15) days immediately prior to an interest payment date or (2) after demand for payment of the Guarantee and prior to payment thereof or rescission of such demand as provided in Section 6.02(a) of Exhibit 1 to the Indenture or (3) if all or any portion thereof has been selected for repayment, prepayment or redemption in whole or in part, except, in the case of a partial repayment, prepayment or redemption, as to the unredeemed portion being repaid, prepaid or redeemed in part.

         The Shipowner, the Secretary, the Indenture Trustee and any office or agency for the payment of Notes may deem and treat the person in whose name this
Note is registered as the absolute owner thereof for all purposes, and neither the Shipowner, the Secretary, the Indenture Trustee, nor any such office or agency shall be affected by any notice to the contrary, whether this Note shall be past due or not.

         No recourse shall be had for the payment of principal of, or the interest or premium (if any) on, this Note, or for any claim based hereon or on the Indenture, against any member or officer of the Shipowner or any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of any member of the Shipowner or of any successor, as such, either directly or through the Shipowner or any such successor to the Shipowner or its members, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, all such liability being expressly waived and released by the acceptance of this Note and by the terms of the Indenture; provided that nothing in this paragraph shall be deemed a waiver of any claim against any such member, officer thereof, or any incorporator, subscriber, stockholder, officer or director of any member for fraud, misrepresentation, misappropriation of funds or willful misconduct on the part of such person.

         The Guarantee of the United States extends only to the principal and interest owed under this Note and only to the extent specified herein. The United States does not guarantee the payment of any other indebtedness of the Shipowner to the Holder or any other


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Person, no matter how the indebtedness arises or whether it is in any way related to the borrowings of the principal amount which is the subject of this Note.

         This Note may not be amended or modified in any respect without the prior written consent of the Secretary.

         Neither this Note nor the Guarantee endorsed hereon shall be valid or become obligatory for any purpose until the Indenture Trustee shall have fully signed the authentication certificate endorsed hereon.


                            [Signature Page Follows]


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

         IN WITNESS WHEREOF, the Shipowner has caused this Note to be duly executed by the manual or facsimile signatures of its duly authorized officers. Dated as of October 31, 2001.

                                            CHILES GALILEO LLC



                                            BY: /s/ DICK FAGERSTAL
                                               --------------------------------
                                               Dick Fagerstal
                                               Title:   Senior Vice President


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

                        PAYMENTS ON ACCOUNT OF PRINCIPAL



----------------------------------------------------------------------------------------------------------------
    Applicable                                    Amount of        Amount of     Amount of        Balance of
 Interest Period   Interest Rate  Payment Date  Principal Paid   Interest Owed  Interest Paid   Principal Unpaid
----------------------------------------------------------------------------------------------------------------